Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2021, relating to the financial statements of MarketWise, LLC (formerly Beacon Street Group, LLC).
/s/ Deloitte & Touche LLP
Baltimore, MD
September 27, 2021